Exhibit 99.1

Investor Relations Contact: Pam Hendry, +1 310 788 1970

Media Contact: Paul Thibeau, +1 310 788 1999, pthibeau@ilfc.com

ILFC ANNOUNCES PRICING OF $550,000,000 OF
FLOATING RATE SENIOR NOTES DUE 2016

LOS ANGELES – May 21, 2013 – International Lease Finance Corporation (ILFC), a wholly owned subsidiary of American International Group, Inc. (NYSE: AIG), announced today that it has priced, and entered into an agreement to issue and sell, subject to certain conditions, $550 million aggregate principal amount of floating rate senior notes due 2016 (the “Notes”) pursuant to an effective registration statement filed on July 23, 2012 with the Securities and Exchange Commission. The interest rate on the Notes for the first interest period will be the rate equal to the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on May 22, 2013, plus 1.95%. Thereafter, the Notes will pay interest at a rate equal to the three-month U.S. dollar LIBOR plus 1.95%.

ILFC expects to close the offering on May 24, 2013, subject to the satisfaction of customary market and other closing conditions.

The Notes will be unsecured and will not be guaranteed by ILFC’s parent, any of ILFC’s subsidiaries or any third party.

The underwriters for the offering are Goldman, Sachs & Co., Deutsche Bank Securities Inc., UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, BofA Merrill Lynch, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC. You may obtain a copy of the prospectus supplement and the related prospectus for free by visiting EDGAR on the SEC website at www.sec.gov, or by contacting:

•	Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-902-9316, e-mail: prospectus-ny@ny.email.gs.com;
•	Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, 2nd Floor, New York, NY 10005--2836, telephone: 800-503-4611, email: prospectus.CPDG@db.com; or
•	UBS Securities LLC, Attn: Prospectus Specialist, 299 Park Avenue, New York, NY 10171, telephone: 877-827-6444, ext. 561 3884.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed closing date of the offering of the Notes. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for ILFC’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

About ILFC

International Lease Finance Corporation (ILFC) is a global market leader in the leasing and remarketing of commercial aircraft.  With approximately 1,000 owned and managed aircraft and commitments to purchase 243 new high-demand, fuel-efficient aircraft and rights to purchase an additional 50 A320neo family aircraft,

ILFC is the world’s largest independent aircraft lessor.  ILFC has approximately 200 customers in more than 80 countries and provides part-out and engine leasing services through its subsidiary, AeroTurbine. ILFC operates from offices in Los Angeles, Amsterdam, Beijing, Dublin, Miami, Seattle, and Singapore.  ILFC is a wholly owned subsidiary of American International Group, Inc. (AIG). www.ilfc.com.

About AIG

American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange. Additional information about AIG can be found at www.aig.com.

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